UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2013

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

On March 21, 2013 a derivative complaint (“Derivative Complaint”) was filed in the Circuit Court of Cook County, Illinois by three shareholders of Inland American Real Estate Trust, Inc. (the “Company”) against Inland American Business Manager & Advisor, Inc., the Company’s business manager, Inland Real Estate Investment Corporation, the Company’s  “Sponsor,” the Sponsor’s parent corporation, the Company’s directors, certain individuals affiliated with the Sponsor’s parent corporation (collectively the “Non-Company Defendants”) and the Company as a nominal defendant.  The Derivative Complaint seeks to recover damages against the Non-Company Defendants allegedly sustained by the Company and relates directly to a shareholder demand letter (“Demand Letter”) which the Company received from these same shareholders.  The receipt of the Demand Letter was disclosed on November 9, 2012 in the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2012.

As the Company has previously disclosed, in response to the Demand Letter, the Company’s board of directors formed a special litigation committee comprised of independent directors (“SLC”) to investigate these claims. The SLC has retained independent counsel to assist in its investigation. The Company is fully cooperating with the SLC and its independent counsel and does not expect to comment further on this matter until the SLC completes its investigation.

Although the Derivative Complaint seeks damages in favor of the Company, there is no assurance that this matter will not have a material adverse effect on the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date:	March 27, 2013	By:	/s/ Jack Potts
		Name:	Jack Potts
		Title	Principal Financial Officer